Filed pursuant to Rule 424(b)(2)
Registration No. 333-156609

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 17, 2009)

 $60,000,000

 Ener1, Inc.

Common Stock

On January 25, 2010, we entered into an Open Market Sale Agreement with Jefferies & Company, Inc. relating to the shares of our common stock, par value, $0.01 per share, offered by this prospectus supplement and the accompanying prospectus.

In accordance with the terms of the Open Market Sale Agreement, we may offer and sell shares of our common stock from time to time through Jefferies & Company, Inc. as our sales agent. Sales of such shares, if any, will be made by means of ordinary brokers’ transactions on the Nasdaq Global Market at market prices, privately negotiated transactions, crosses or block transactions and such other transactions as may be agreed between us and Jefferies & Company, Inc., including a combination of any of these transactions. Under the terms of the Open Market Sale Agreement, we also may sell shares to Jefferies & Company, Inc. as a principal for its own account at a price agreed upon at the time of sale.

Our common stock is listed on the Nasdaq Global Market under the symbol “HEV.” On January 22, 2010, the last reported sale price of our common stock on the Nasdaq Global Market was $4.70 per share.

Investing in our securities involves a high degree of risk.  Please carefully read and consider the information described under “Risk Factors” in the accompanying prospectus on page 6, under “Item 1A. Risk Factors” in our Annual Report on Form 10-K/A for the year ended December 31, 2008 and under “Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus.  Any representation to the contrary is a criminal offense.

Jefferies & Company, Inc. will receive from us a commission of 3% of the gross proceeds of any shares sold through it pursuant to this prospectus supplement. Jefferies & Company, Inc. will use its commercially reasonable efforts to place on our behalf any shares to be offered by us under the Open Market Sale Agreement.

Jefferies & Company, Inc.

The date of this prospectus supplement is January 25, 2010

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and accompanying prospectus or in any free writing prospectus that we may provide you. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Neither we nor Jefferies & Company, Inc. have authorized anyone to provide you with information different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front cover of this prospectus supplement, the accompanying prospectus or the date of the document incorporated by reference, as applicable.  Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is presented in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and other information concerning Ener1. The second part is the accompanying prospectus, which provides more general information concerning our company and the securities we may offer from time to time. We may also authorize one or more “free writing” prospectuses (i.e., written communications concerning the offering that are not part of this prospectus supplement) that may contain material information relating to the offering.

Some of the information in the accompanying prospectus does not apply to this offering. To the extent that any statement made in this prospectus supplement conflicts with statements made in the accompanying prospectus, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us. We have not, and Jefferies & Company, Inc. has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Jefferies & Company, Inc. is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

The rules of the Securities and Exchange Commission (SEC) allow us to incorporate by reference certain information into this prospectus supplement and into the accompanying prospectus. You should read this prospectus supplement, any related free writing prospectus that we may authorize and the accompanying prospectus, including the documents incorporated by reference that are described under “Incorporation by Reference” in this prospectus supplement. You should carefully consider the information described under “Risk Factors” on page 6 of the accompanying prospectus, under “Item 1A. Risk Factors” in our Annual Report on Form 10-K/A for the year ended December 31, 2008 and under “Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 before making an investment decision.

IMPORTANT INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. All statements, other than statements of historical fact, including statements regarding our strategy, future operations, prospects, future financial position, future revenues, cash flow from operations, available cash, operating costs, capital and other expenditures, financing plans, capital structure, contractual obligations, legal proceedings and claims, future economic performance, management’s plans, goals and objectives for future operations and growth and markets for our planned products and stock, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have described important factors in the information included and incorporated by reference in this prospectus supplement and the accompanying prospectus that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Please see “Risk Factors” in this prospectus supplement and in the accompanying prospectus for more information.

You should consider the risk factors and other cautionary statements made in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear. Unless specifically indicated, our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

THE OFFERING

Common stock offered	Shares with an aggregate offering price of up to $60,000,000

Use of proceeds
We currently intend to use the net proceeds from the sale of common stock offered hereby for working capital and for general corporate purposes, including the development, production and delivery of our products, the acquisition or license of additional technologies, products or businesses, debt repayment and capital expenditures. See “Use of Proceeds” below.

Risk factors
See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and in the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NASDAQ Global Market symbol	HEV

USE OF PROCEEDS

We currently intend to use the net proceeds from the sale of the securities offered hereby for working capital and for general corporate purposes, including the development, production and delivery of our products, the acquisition or license of additional technologies, products or businesses, debt repayment and capital expenditures. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes; as a result, our management will have broad discretion to allocate our net proceeds. We intend to invest funds representing net proceeds in investment-grade, interest-bearing instruments pending the expenditure of such proceeds.

DESCRIPTION OF COMMON STOCK

Each holder of common stock is entitled to one vote for each share held. Shareholders do not have the right to cumulate their votes in elections of directors. Accordingly, holders of a majority of the issued and outstanding common stock will have the right to elect all of our directors and otherwise control the affairs of Ener1.

Holders of common stock are entitled to receive dividends on a pro rata basis upon declaration of dividends by our board of directors, provided that required dividends, if any, on any outstanding preferred stock have been provided for or paid. Dividends are payable only out of funds legally available for the payment of dividends.

Upon a liquidation, dissolution or winding up of Ener1, holders of our common stock will be entitled to a pro rata distribution of our assets, after payment of all amounts owed to our creditors, and subject to any preferential amount payable to holders of preferred stock, if any. Holders of our common stock have no preemptive, subscription, conversion, redemption or sinking fund rights.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock and, while this policy is subject to periodic review by our board of directors, we currently intend to retain any earnings for use in our business and do not anticipate paying cash dividends in the foreseeable future. Our ability to declare dividends may also from time to time be limited by the terms of our existing or future credit facilities.

PRICE RANGE OF COMMON STOCK

Our common stock is traded on the Nasdaq Global Market under the symbol “HEV.” The following table sets forth the high and low sales prices of the common stock for the periods indicated, as reported by the OTC Electronic Bulletin Board for the period from January 1, 2008 through May 7, 2008, the American Stock Exchange for the period from May 8, 2008 through December 31, 2008, and the Nasdaq Global Market for the period from January 2, 2009 through January 22, 2010.

2008	High	Low
First Quarter	$9.24	$4.06
Second Quarter	$9.05	$4.90
Third Quarter	$8.50	$5.17
Fourth Quarter	$9.49	$6.00

2009	High	Low
First Quarter	$7.90	$2.35
Second Quarter	$7.10	$4.94
Third Quarter	$7.90	$4.90
Fourth Quarter	$7.33	$4.68

2010
First Quarter (through January 22, 2010)	$6.77	$4.68

On January 22, 2010, the closing price of our common stock, as reported by the Nasdaq Global Market, was $4.70 per share. The above numbers have been adjusted to reflect a 1:7 reverse stock split that occurred on April 24, 2008.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2009 (1) on an actual basis and (2) on an as adjusted basis to reflect to the assumed sale of our common stock in the aggregate amount of $60,000,000 offered at an assumed price of $4.70 per share, less estimated sales commissions and offering expenses payable by us.

You should read this table in conjunction with our financial statements incorporated herein by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2009
	Actual	As Adjusted
	(unaudited) (in thousands)
Cash and cash equivalents	$17,931	$76,131
Long-term debt	7,860	7,860
Stockholders’ equity:
Common stock	1,213	1,341
Additional paid-in capital	430,902	488,974
Accumulated other comprehensive income	3,982	3,982
Accumulated deficit	(326,507)	(326,507)
Noncontrolling interest	1,943	1,943
Total stockholders’ equity	111,533	169,733
Total capitalization	$119,393	$177,593

The foregoing table assumes solely for purposes of illustration that we sell our common stock in an aggregate amount of $60,000,000 at a price of $4.70 per share, the last reported sale price of our common stock on January 22, 2010, less estimated sales commission and offering expenses. The amounts and prices at which will sell shares of our common stock in this offering will vary depending largely on the market price of our common stock at the time of each sale.

PLAN OF DISTRIBUTION

We have entered into an Open Market Sale Agreement with Jefferies & Company, Inc. under which we may issue and sell shares of our common stock from time to time through Jefferies & Company, Inc. as our sales agent. Sales of the shares, if any, will be made by means of ordinary brokers’ transactions on the Nasdaq Global Market at market prices, privately negotiated transactions, crosses or block transactions and such other transactions as may be agreed between us and Jefferies & Company, Inc., including a combination of any of these transactions. Under the terms of the Open Market Sale Agreement, we also may sell shares to Jefferies & Company, Inc. as a principal for its own account at a price agreed upon at the time of sale.

When requested by us, Jefferies & Company, Inc. will offer the shares of common stock subject to the terms and conditions of the Open Market Sale Agreement, which may be on a daily basis for periods of time, or otherwise, or as we may otherwise agree with Jefferies & Company, Inc.. We will designate the maximum amount of shares of common stock to be sold through Jefferies & Company, Inc. when we request Jefferies & Company, Inc. to do so. Jefferies & Company, Inc. has agreed, subject to the terms and conditions of the Open Market Sale Agreement, to use its commercially reasonable efforts to place on our behalf all of the designated shares of common stock. We may instruct Jefferies & Company, Inc. not to place shares of common stock at or below a price designated by us. We or Jefferies & Company, Inc. may suspend the offering of shares of common stock under the Open Market Sale Agreement upon proper notice to the other party.

If we and Jefferies & Company, Inc. so agree, Jefferies & Company, Inc. may act as principal in connection with the placement of the securities offered hereby.

We will pay Jefferies & Company, Inc. a commission equal to 3% of the gross proceeds of any shares Jefferies & Company, Inc. places as our agent pursuant to this prospectus supplement. The estimated offering expenses payable by us, in addition to such commission, are approximately $100,000, which includes legal, accounting and printing costs and various other fees associated with registering the shares of common stock.

Jefferies & Company, Inc. will provide written confirmation to us following the close of trading on the Nasdaq Global Market each day on which shares of common stock are sold under the Open Market Sale Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the commission payable by us to Jefferies & Company, Inc.. Settlement for sales of common stock will occur, unless otherwise agreed, on the third business day following the date on which such sales were made.

In connection with the sale of our common stock on our behalf, Jefferies & Company, Inc. may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, and the compensation paid to Jefferies & Company, Inc. may be deemed to be underwriting commissions or discounts.

We have agreed to indemnify Jefferies & Company, Inc. against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the Open Market Sale Agreement. We have also agreed to contribute to payments Jefferies & Company, Inc. may be required to make in respect of such liabilities.

If Jefferies & Company, Inc. or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Securities Exchange Act of 1934, as amended, are not satisfied, that party will promptly notify the other and sales of common stock under the Open Market Sale Agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of Jefferies & Company, Inc. and us.

The offering of shares of common stock pursuant to the Open Market Sale Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Open Market Sale Agreement, (ii) the termination of the Open Market Sale Agreement according to its terms by either Jefferies & Company, Inc. or us, or (iii) the third anniversary of the effective date of the Open Market Sale Agreement.

Jefferies & Company, Inc. has provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other services to us and our affiliates for which services it has received, and may in the future receive, customary fees. In the course of its business, Jefferies & Company, Inc. may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies & Company, Inc. may at any time hold long or short positions in such securities.

 LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for us by Roetzel & Andress, P.A.  Mazzeo Song & Bradham LLP, New York, New York, will pass upon certain legal matters relating to this offering for us. Jones Day, New York, New York, is counsel for Jefferies & Company, Inc. in connection with this offering.

EXPERTS

The consolidated financial statements included in our annual report on Form 10-K/A for the fiscal years ended December 31, 2008 and December 31, 2007, which are incorporated by reference in this prospectus supplement, have been audited by Malone & Bailey, PC, independent registered public accountants. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The audited historical financial statements of Enertech International, Inc. included in Exhibit 99.1 of Ener1, Inc.’s Current Report on Form 8-K/A dated December 31, 2008 have been so incorporated in reliance on the report of Samil PricewaterhouseCoopers, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.  Samil PricewaterhouseCoopers is the Korean member firm of PricewaterhouseCoopers. PricewaterhouseCoopers refers to the network of member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important business, financial and other information to you in this prospectus supplement by referring you to documents containing this information. The information incorporated by reference is deemed to be a part of this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below and any documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement (which filed documents do not include any portion thereof not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section):

•	Annual Report on Form 10−K/A for the fiscal year ended December 31, 2008 filed with the SEC on January 19, 2010;

•	Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 each filed with the SEC on January 19, 2010;

•
Current Reports on Form 8-K filed with the SEC on January 23, 2009, May 26, 2009, August 19, 2009, August 27, 2009 (as amended on January 12, 2010), September 16, 2009, December 7, 2009 and January 19, 2010;

• Current Report on Form 8-K/A filed with the SEC on December 31, 2008;

•
Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, describing our common stock, including any amendments or reports filed for the purpose of updating such description; and

•	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the above referred to annual report.

All documents that we file after the date of this prospectus supplement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, shall be deemed incorporated by reference into this prospectus supplement. The reports and other documents that we file after the date of this prospectus supplement will update, supplement and supersede the information in this prospectus supplement.

We will provide you with a copy of any or all of the information that has been incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement at no cost to you upon written or oral request to Ener1, Inc., 1540 Broadway, Suite 25C, New York, NY 10036, Attention: Chief Financial Officer, telephone: (212) 920-3500.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 which we have filed with the SEC. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s web site. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. For further information about us and our common stock, you should refer to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can view our electronically filed reports, proxy statements and other information at the SEC’s web site, www.sec.gov, or our website, www.ener1.com. Information included on our web site is not part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS

$100,000,000

Common Stock • Preferred Stock
Debt Securities • Warrants • Units

7,945,936 Shares of Common Stock
Offered by Selling Shareholders

We may offer from time to time in a primary offering up to $100,000,000 of our common stock, preferred stock, debt securities and warrants, either individually or in any combination as units. This prospectus provides a general description of these securities. Each time securities are offered, we will provide a prospectus supplement that contains the specific terms of the securities and the offering, and may also add, update or change information contained in this prospectus.

In addition to the primary offering of securities described above, the selling shareholders identified in this prospectus may offer and sell from time to time up to 7,945,936 shares of common stock. We will not receive any proceeds from the sale, if any, of common stock by the selling shareholders; however, we will receive the aggregate exercise price applicable to the exercise of warrants,

Before purchasing any securities, a prospective investor should read carefully this prospectus, the related prospectus supplement, any “free writing” prospectus that may be provided and any documents incorporated by reference therein, as well as the information described under “Where You Can Find More Information” in this prospectus.

Investing in our securities involves a high degree of risk.  Please carefully consider the information described under “Risk Factors” in this prospectus before making an investment decision.

We may offer and sell the securities on a continuous or delayed basis, directly to investors or through agents, underwriters or dealers designated from time to time.  We will identify any such agents, underwriters or dealers, and any applicable fees, commissions, discounts and over-allotment options, in the related prospectus supplement.

Our common stock trades on the Nasdaq Global Market under the symbol “HEV”. On February 4, 2009, the last reported sale price of our common stock on the NASDAQ was $4.83 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 17, 2009

This prospectus may not be used to sell securities (other than the shares of common stock offered by selling shareholders) unless it is accompanied by a prospectus supplement.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	3
IMPORTANT INFORMATION REGARDING FORWARD-LOOKING STATEMENTS	4
PROSPECTUS SUMMARY	5
RISK FACTORS	6
USE OF PROCEEDS	13
SECURITIES WE MAY OFFER	14
CAPITAL STOCK	14
COMMON STOCK	14
PREFERRED STOCK	14
DEBT SECURITIES	15
WARRANTS	19
UNITS	20
LEGAL OWNERSHIP OF SECURITIES	21
COMMON STOCK OFFERED BY THE SELLING SHAREHOLDERS	23
PLAN OF DISTRIBUTION	26
LEGAL MATTERS	30
EXPERTS	30
WHERE YOU CAN FIND MORE INFORMATION	31
INCORPORATION BY REFERENCE	31

You should rely only upon the information contained in, or incorporated by reference into, this document. We have not authorized any other person to provide you with different information. No other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be given to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information appearing in this document is accurate only as of the date on the front cover of this document. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (SEC), using a “shelf” registration process. Under this shelf registration process, we may offer and sell, in one or more offerings from time to time, shares of our common stock and preferred stock, debt securities and/or warrants to purchase any of such securities, either individually or in units, up to an aggregate dollar amount of $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that contains specific information about the terms of those securities. We may also authorize one or more “free writing” prospectuses (i.e., written communications concerning an offering that are not part of this prospectus or a prospectus supplement) that may contain material information relating to the offering.

This prospectus also relates to 7,945,936 shares of our common stock, including shares of common stock issuable upon the exercise of outstanding warrants, which may be offered and sold from time to time in one or more offerings by the selling shareholders named under “Common Stock Offered by the Selling Shareholders”.

We may add to or modify in a prospectus supplement (and in any related free writing prospectus that we may authorize) any of the information contained in this prospectus or in the documents that we have incorporated into this prospectus by reference.  To the extent that any statement made in a prospectus supplement conflicts with statements made in this prospectus, the statements made in the prospectus supplement will be deemed to modify or supersede those made in this prospectus.

The rules of the SEC allow the Company to incorporate by reference certain information into this prospectus. See “Incorporation by Reference” for a description of the documents from which information is incorporated, and where you can get a copy of such documents.

You should read both this prospectus, especially the information discussed under “Risk Factors”, and any prospectus supplement together with the information described in this prospectus under “Where You Can Find More Information.”

This prospectus may not be used to sell securities (other than the shares of common stock offered by selling shareholders) unless it is accompanied by a prospectus supplement.

IMPORTANT INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. All statements, other than statements of historical fact, including statements regarding our strategy, future operations, prospects, future financial position, future revenues, cash flow from operations, available cash, operating costs, capital and other expenditures, financing plans, capital structure, contractual obligations, legal proceedings and claims, future economic performance, management’s plans, goals and objectives for future operations and growth and markets for our planned products and stock, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have described important factors in the information included and incorporated by reference in this prospectus that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. See “Risk Factors” for more information.

You should consider the risk factors and other cautionary statements made in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus and in the documents incorporated by reference. Unless specifically indicated, our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

PROSPECTUS SUMMARY

The following summary highlights certain information contained elsewhere in this prospectus and in the documents incorporated by reference herein. It does not contain all the information that may be important to you. You should read carefully this prospectus, the related prospectus supplement and the documents incorporated by reference herein, before deciding to invest in our securities.

The Company

We conduct three primary business lines through our operating subsidiaries. EnerDel, Inc., a wholly-owned subsidiary, develops lithium ion batteries for automotive, military and other uses. In October 2008, we acquired approximately 83% of the equity of Enertech International, Inc., a Korean company that manufactures lithium ion batteries for consumer products.

Our other wholly-owned subsidiaries, EnerFuel, Inc. and NanoEner, Inc., develop fuel cell products and materials and equipment for nanomanufacturing, respectively. The activities of EnerFuel and NanoEner are still in the research and development phase and are not expected to generate revenue in the foreseeable future.

We have developed a lithium ion battery for Hybrid Electric Vehicles (HEVs) that we believe has significant competitive advantages because of its safety, power and other performance characteristics. Our HEV battery cell was developed under an ongoing program with the United States Advanced Battery Consortium (USABC).  The USABC is a consortium among Ford, General Motors and Chrysler, with funding provided by the U.S. Department of Energy (DOE). We are also developing a lithium ion battery for plug-in hybrid electric vehicles under an ongoing program with the USABC.  In addition, we have developed a hard carbon lithium ion battery for an electric vehicle.  We have a contract to supply lithium ion battery packs to Think Global of Oslo, Norway, ("Think") for the Think City electric vehicle. Think announced in December 2008 that it needed additional working capital funding in order to continue production and meet the expected order timeframe.

We have historically generated minimal revenue from sales of our products. As a result of sales we expect Enertech to continue to make in the consumer market, and sales by EnerDel of automotive batteries through existing and any future purchase orders, we anticipate that our revenue will increase. As demand for our products increases, we will eventually require additional capital expenditures to increase production.

Corporate Information

Our principal executive offices are located at 1540 Broadway, Suite 25C, New York, New York 10036. Our telephone number is (212) 920-3500. Our website address is www.ener1.com. We have included our website address as an inactive textual reference only; the information contained on, or that can be accessed through, our website is not a part of this prospectus.

In this prospectus, “Ener1,” “the Company,” “we,” “us,” and “our” refer to Ener1, Inc. and its subsidiaries, and "Ener1 Group" refers to Ener1 Group, Inc., our majority shareholder, unless the context requires otherwise.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prospective investors in an offering should carefully consider the risks described below together with all of the other information included or referred to in this prospectus and in the prospectus supplement related to such offering before purchasing any of our securities. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. The risks described below are not the only ones we will face. If any of these risks actually occur, our business, financial condition, results of operation and prospects may be materially and adversely affected. In such event, the trading price of our common stock could decline and investors in our securities could lose all or part of their investment.

We will need additional capital to fund development and production activities which may not be accessible on attractive terms or at all.

For the last several years, we have financed our operations and capital expenditures through the sale of our securities and by borrowing money. Our ability to obtain additional financing will be subject to a number of factors, including market conditions, our operating performance and the terms of our existing indebtedness. We cannot assure you that we will be able to raise additional funds on terms favorable to us or at all. If we raise additional funds through the sale of equity or convertible debt securities, your ownership percentage of our common stock will be reduced. In addition, any such transaction may dilute the value of our common stock. We may have to issue securities that have rights, preferences and privileges senior to our common stock. The terms of any additional indebtedness may include restrictive financial and operating covenants that would limit our ability to compete and expand. Our failure to obtain any required future financing could materially and adversely affect our financial condition. Our ability to obtain financing from government grants is subject to the availability of funds under applicable government programs and approval of our applications to participate in such programs. We cannot assure you that our efforts to obtain such funds from these government sources will be successful. If we do not obtain adequate short-term working capital and permanent financing, we would have to curtail our development and production activities and adopt an alternative operating model to continue as a going concern.

We have a history of operating losses.

We have experienced net operating losses since 1997, and have incurred negative cash flows from operations since 1999. Cash used in operations for the year ended December 31, 2007 and nine months ended September 30, 2008 was $26.7 and $19.9 million, respectively. We expect that we will continue to incur negative cash flows and require additional cash to fund our operations and implement our business plan. The continued development of our energy-related technology and products will require significant additional capital investment.

We may never complete the research and development of commercially viable products.

We are developing a number of products that involve new technologies.  While we have completed the development of a lithium ion battery pack for an electric vehicle and a prototype of our lithium ion battery pack for hybrid electric vehicles, we continue to work on other projects which are in various stages of development including testing new lithium ion chemistries for automotive, truck, bus, stationary power, military and other applications.  We do not know when or whether we will successfully complete research and development of these products. If we are unable to develop commercially viable products, we will not be able to generate sufficient revenue to become profitable. We must complete substantial additional research and development before we will be able to manufacture a commercially viable battery product in commercial quantities. In addition, while we are conducting tests to predict the overall life of our products, we may not have tested our products over their projected useful lives prior to large-scale commercialization. As a result, we cannot be sure that our products will last as long as predicted, and, if they do not, we may incur liability under warranty claims.

We have an unproven business plan.

We have an unproven business plan and do not expect to be profitable for the next several years. We are developing technologies, products and services related to lithium ion batteries, fuel cells and nanotechnology. Before investing in our securities, you should consider the challenges, expenses and difficulties that we will face as a company seeking to develop and manufacture new products.

Viable markets for our products may never develop, may take longer to develop than we anticipate or may not be sustainable.

Our energy products and technologies target new and developing markets and we do not know the extent to which these products and technologies will be widely accepted. We currently have one commercially developed product, although we have not yet produced it in commercial quantities. We must be able to develop additional commercially viable products for our business to succeed. If a viable market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred to develop our products and may be unable to achieve profitability. We will need to develop adequate marketing capabilities in order to sell our products. In addition, the development of a viable market for our products may be impacted by many factors which are partly or totally out of our control, including:

•	The cost competitiveness of our products
•	Consumer reluctance to try a new product
•	Consumer perceptions of our products’ safety
•	Regulatory requirements
•	Barriers to entry created by existing energy providers
•	Government funding of electric vehicle technologies
•	Emergence of newer, more competitive technologies and products

We have no experience manufacturing battery, fuel cell or nanotechnology-based products on a large-scale commercial basis and may be unable to do so.

Since 2002, we have focused primarily on research and development and, while we recently acquired a lithium ion battery cell manufacturer in South Korea, we have no experience manufacturing any of our planned products on a commercial basis. We are developing new battery products that will require high volume battery manufacturing processes and equipment. We have no experience using such equipment for the products we are developing. We do not know whether or when we will be able to develop efficient, low-cost manufacturing capabilities and processes that will enable us to manufacture our products in commercial quantities while meeting the quality, price, engineering, design and production standards required to successfully market our products. Our failure to develop such manufacturing processes and capabilities could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may not meet our development and commercialization milestones.

We have established product development and commercialization milestones that we use to assess our progress toward developing commercially viable products. These milestones relate to power, energy capacity, technology and product design as well as to dates for achieving development goals. To gauge our progress, we plan to operate, test and evaluate our products. If our systems or products exhibit performance or technical defects or are unable to meet cost or performance goals, including power output, useful life and reliability, our commercialization schedule could be delayed and potential purchasers of our commercial battery and energy products may decline to purchase them. We cannot assure you that we will successfully achieve our milestones in the future or that any failure to achieve these milestones will not result in potential competitors gaining advantages in our target market. Failure to meet our development and commercialization milestones might have a material adverse effect on our operations and our stock price.

We may be unable to establish relationships with third parties for aspects of product development, manufacturing, distribution and servicing and the supply of key components for our products.

We may need to enter into strategic relationships in order to complete our current product development and commercialization plans. We may also require partners to assist in the distribution, servicing and supply of components for our anticipated fuel cell products in development. If we are unable to identify or enter into satisfactory agreements with potential partners, we may not be able to complete our product development and commercialization plans on schedule or at all. We may also need to scale back these plans in the absence of needed partners, which would adversely affect our future prospects. In addition, any arrangement with a strategic partner may require us to make large cash payments to the partner, issue a significant amount of equity securities to the partner, provide the partner with the opportunity to have representation on our board of directors, agree to exclusive purchase or other arrangements with the partner and/or commit significant financial resources to fund our product development efforts in exchange for their assistance or the contribution to us of intellectual property. Any such issuance of equity securities would reduce the percentage ownership of our then existing shareholders. While we have entered into relationships with suppliers of some key components for our products, we do not know when or whether we will secure supply relationships for all required components and subsystems for our products, or whether such relationships will be on terms that will allow us to achieve our objectives. Our business, prospects, results of operations and financial condition could be harmed if we fail to secure relationships with entities that can develop or supply the required components for our products and provide the required distribution and servicing support. Additionally, the agreements governing our current relationships allow for termination by our partners under some circumstances.

We rely on third parties to develop and provide key components for our products.

We rely on third-party suppliers to develop and supply key components for our products. If those suppliers fail to develop and supply these components in a timely manner or at all, or fail to develop or supply components that meet our quality, quantity or cost requirements, and we are unable to obtain substitute sources of these components on a timely basis or on terms acceptable to us, we may not be able to manufacture our products. In addition, we may be unable to obtain substitute sources of these components to the extent our suppliers use technology or manufacturing processes that are proprietary.

We do not know when or whether we will secure long-term supply relationships with any suppliers or whether such relationships will be on costs and terms that will allow us to achieve our objectives. Our business, prospects, results of operations and financial condition could be harmed if we fail to secure long-term relationships with entities that will supply the required components for our battery and energy related products.

Demand for lithium and other raw materials may affect future prices and availability of raw materials.

The demand for lithium and other commodities may increase as the projected demand for hybrid and electric vehicles increases which could lead to higher prices for our raw materials.  Global supply disruptions caused by political or other dislocations could also lead to shortages and higher prices. The inability to acquire raw materials such as lithium on commercially reasonable terms, or at all, would delay and/or increase the cost of manufacturing our products and result in a significant adverse effect on our profitability.

We face high levels of competition and may be unable to compete successfully.

The markets in which we intend to market and sell our products are highly competitive. A number of companies located in Asia, the United States and elsewhere are developing and plan to manufacture battery and fuel cell technologies and other energy products that compete with our technologies and planned products. We also face competition from companies that are focused on traditional energy sources, such as oil and natural gas, as well as those that develop alternative energy technologies such as solar power, wind power, ethanol, biofuels and fuel cells.

The developers of traditional and alternative energy technologies include, among others, major electric, oil, chemical, natural gas, batteries, generators and specialized electronics firms, as well as universities, research institutions and foreign government-sponsored companies. Many of these entities have substantially greater financial, research and development, manufacturing and marketing resources than we do.

A significant amount of public and private funding is directed toward the development of traditional and alternative energy generation, distribution and storage. The resulting technologies may render some of our planned products less attractive or obsolete.

We intend to offer lithium ion batteries to the automotive industry, which is a very competitive and cost focused industry. We have no automotive industry experience.

Supplying lithium ion batteries to the automotive industry carries significant risks. We will be competing against much larger suppliers that have greater financial, marketing and other resources; more experience in low cost, high volume manufacturing operations; existing relationships with automotive purchasing and engineering development departments; and increased ability to take advantage of economies of scale in purchasing raw materials than we have. The automotive industry is extremely competitive and competition to supply vehicle components to manufacturers focuses on the power, energy, cost, weight and size of such components. The ability of domestic automobile manufacturers to adopt new battery technologies will depend on many factors outside our control, including their ability to develop related vehicle platforms. If the industry does not accept lithium ion battery technology, or if our lithium ion batteries do not meet industry requirements for battery power, energy, cost, weight, size and other characteristics, our batteries will not gain market acceptance.

One customer comprises a significant amount of our expected revenue in the near term, and the failure of that customer to continue as an ongoing business is likely to adversely affect our near term profitability and cash flow.

On October 15, 2007, we entered into a Supply Agreement with Think Global of Oslo, Norway that, subject to the achievement of certain milestones and conditions, granted to us the opportunity to supply approximately $68 million of lithium ion battery packs for the Think electric vehicle in 2009 and 2010. Think announced in December 2008 that it needs additional working capital funding in order to continue production of its vehicles and that it was filing for protection from creditors under Norwegian law. Think is a significant potential customer, and a delay in deliveries under or cancellation of the Supply Agreement would adversely affect our expected 2009 and 2010 revenues and profitability and could have a material adverse affect on our business.

The U.S. and global automobile industry is experiencing a significant decline in worldwide sales, large losses, and liquidity issues which may affect our future sales and the development of the electric vehicle industry.

Our business depends on and is directly affected by the general state of the U.S. and global automobile industry. The effect of the continued economic difficulties of the major auto manufacturers on our business is unclear. It is possible that one or more of these companies may enter into a restructuring, which could be government mandated, privately negotiated, or conducted within the context of bankruptcy proceedings. The impact of any such restructuring on the automobile industry and its suppliers is unclear and difficult to predict. Possible effects could include reduced spending on alternative energy systems for automobiles, a delay in the introduction of new hybrid and electric vehicles, and a delay in the conversion of batteries to lithium ion chemistry, each of which would have a material adverse effect on our business.

Oil prices have been extremely volatile and trends to convert to electric and hybrid electric vehicles may be adversely affected by any perceived significant reduction in gasoline prices.

Oil and gasoline prices have been extremely volatile and the possibility of continuing volatility is expected to persist. Drops in gasoline prices lower the perception in government and the private sector that cheaper, more readily available energy alternatives should be developed and produced. Lower oil prices also decrease the cost of existing energy technologies, making them more competitive with alternative products such as lithium ion batteries. If oil prices remain at deflated levels, the demand for hybrid and electric vehicles may decrease, which would have a material adverse effect on our business.

Failure of our planned products to pass testing could negatively impact demand for our planned products.

We may encounter difficulties and delays during testing of our planned products for a number of reasons, including the failure of our technology or the technology of third parties. Many of these potential problems and delays are beyond our control. Any problem or perceived problem with test results for our planned products could materially harm our reputation and impair market acceptance of, and demand for, any of our products.

Regulatory and other changes in the energy industry may adversely affect our ability to produce, and may reduce demand for, our planned products.

Federal, state, local and foreign government laws, regulations and policies concerning the energy industry may heavily influence the market for our technologies and products. A change in the current regulatory environment could make it more difficult or costly for us to develop, manufacture or market our products. Any such changes could also deter further investment in the research and development of alternative energy sources, which could significantly reduce demand for our technologies and products. We cannot predict how changes in regulation or other industry changes will affect the market for our products or impact our ability to distribute, install and service our products.

We could be liable for environmental damages resulting from our research, development or manufacturing operations.

Our business exposes us to the risk that harmful substances may escape into the environment, resulting in personal injury or loss of life, damage to or destruction of property and natural resources. Our insurance policies may not adequately reimburse us for costs incurred in defending, settling and paying environmental damage claims, and in some instances, we may not be reimbursed at all. Our business is subject to numerous federal, state and local laws and regulations that govern environmental protection and human health and safety. These laws and regulations have changed frequently in the past and it is reasonable to expect there will be additional changes in the future. If our operations do not comply with current or future environmental laws and regulations, we may be required to make significant unanticipated capital and operating expenditures to bring our operations into compliance. If we fail to comply with applicable environmental laws and regulations, governmental authorities may seek to impose fines and penalties on us or to revoke or deny the issuance or renewal of operating permits and private parties may seek damages from us. Under those circumstances, we might be required to curtail or cease operations, conduct site remediation or other corrective action, or pay substantial damage claims.

Our products may use materials that are inherently dangerous substances which could subject our business to product liability claims.

Our energy technologies and products may use lithium, hydrogen and other combustible materials. Accidents involving our products could materially impede market acceptance and demand for, or heighten regulatory scrutiny of, our products. Damages which we might incur as a result of product liability claims against us could be substantial, beyond the limits of our insurance coverage, and could threaten our survival as a going concern.

Future acquisitions may disrupt our business, distract our management and reduce the percentage ownership of our shareholders.

As part of our business strategy, we may seek to acquire complementary technologies, products, expertise and/or other valuable assets. We may be unable, however, to identify suitable acquisition candidates or, if we do identify suitable candidates, we may not be able to complete the acquisitions on commercially acceptable terms or at all. If we issue equity securities as part of an acquisition transaction, the percentage ownership of our then current shareholders may be reduced. Once we’ve acquired a business, we may have to devote a significant amount of time and management and financial resources to successfully integrate the business into our existing operations in a timely and non-disruptive manner, and may be unable to do so. An acquisition may not produce the desired revenues, earnings or business synergies that were anticipated prior to concluding the transaction, which could cause our business and financial condition to be materially and adversely affected. As a result of an acquisition, we may incur non-recurring charges and be required to amortize significant amounts of intangible assets, which could adversely affect our results of operations and profitability.

We may not be able to successfully integrate Enertech.

Our future success depends in part on our ability to effectively integrate the operations of Enertech International, Inc., which we acquired in October 2008. The acquisition of Enertech has placed, and will continue to place, significant demands on our management, operational and financial resources. Realization of the expected benefits of the Enertech acquisition will require integration of Enertech’s sales and marketing, distribution, manufacturing, engineering, finance and administrative operations. If we are unable to successfully complete this integration, we may not realize the expected benefits of the acquisition, including the anticipated increases in Ener1’s manufacturing capabilities and capacity.

We may not be able to protect the intellectual property upon which we depend and we could incur substantial costs defending against claims that our products infringe on the proprietary rights of others.

Our ability to compete effectively will depend, in part, on our ability to protect our proprietary technologies, systems designs and manufacturing processes. While we have attempted to safeguard and maintain our proprietary rights, we do not know whether we have been or will be completely successful in doing so. We rely on patents, trademarks, and policies and procedures related to confidentiality to protect our intellectual property. However, some of our intellectual property is not covered by any patents or patent applications. Moreover, we do not know whether any of our pending patent applications will issue or, in the case of patents issued or to be issued, that the claims allowed are or will be sufficiently broad to protect our technology or processes. Even if all of our patent applications are issued and are sufficiently broad, our patents may be challenged or invalidated. Moreover, patent applications filed in foreign countries may be subject to laws, rules and procedures that are substantially different from those of the United States, and any resulting foreign patents may be difficult and expensive to enforce.

In addition, we do not know whether the U.S. Patent & Trademark Office will grant federal registrations based on our pending trademark applications. Even if federal registrations are granted to us, our trademark rights may be challenged. It is possible that our competitors or others will adopt trademarks similar to ours, thereby impeding our ability to maintain our brand identity and possibly leading to customer confusion.

Asserting, defending and maintaining our intellectual property rights could be difficult and costly and failure to do so may diminish our ability to compete effectively and may harm our operating results. We may need to pursue legal action to enforce our intellectual property rights, to protect our trade secrets and domain names and to determine the validity and scope of the proprietary rights of others. If third parties prepare and file applications for trademarks used or registered by us, we may oppose those applications and be required to participate in proceedings to determine priority of rights to the trademark. Similarly, competitors may have filed applications for patents, may have received patents and may obtain additional patents and proprietary rights relating to products or technology that block or compete with ours. We may have to participate in interference proceedings to determine the priority of invention and the right to a patent for the technology. Litigation and interference proceedings, even if they are successful, are expensive to pursue and time consuming, and could require the expenditure of a substantial amount of our financial resources.

If we are found to be infringing third party proprietary rights, we could be required to pay substantial royalties and/or damages. We do not know whether we will be able to obtain licenses to use the intellectual property at issue on acceptable terms, if at all. Failure to obtain needed licenses could delay or prevent the development, manufacture or sale of our products, and could require the expenditure of significant resources to develop or acquire non-infringing intellectual property.

We rely, in part, on contractual provisions to protect our trade secrets and proprietary knowledge.

Confidentiality agreements to which we are party may be breached, in which case we may not have adequate remedies. Our trade secrets may become publicly available without breach of such agreements or may be independently developed by competitors. Our inability to maintain the proprietary nature of our technology and processes could allow our competitors to limit or eliminate any competitive advantages we may have.

Our business depends on retaining and attracting highly capable management and operating personnel.

Our success depends in large part on our ability to retain and attract qualified management and operating personnel. We require a highly skilled specialized workforce, including scientists, engineers, researchers and manufacturing and marketing professionals, individuals who are in high demand and are often subject to competing offers. To retain and attract key personnel, we use various measures, including employment agreements, a stock incentive plan and incentive bonuses for key employees. These measures may not be enough to retain and attract the personnel we need or to offset the impact on our business of the loss of the services of key officers or employees. We could face difficulty hiring and retaining qualified management and operating personnel.

We face risks associated with our plans to market, distribute and service our products internationally.

We have limited experience developing and no experience manufacturing or distributing products that will be sold in the U.S. or international markets. Our success in international markets will depend, in part, on our ability to secure relationships with foreign sub-distributors, and to manufacture products that meet foreign regulatory and commercial standards. International operations are subject to other inherent risks, including potential difficulties in enforcing contractual obligations and intellectual property rights in foreign countries and fluctuations in currency exchange rates.

Government contracts could restrict our ability to commercialize our technology effectively.

Contracts we enter into with government agencies are subject to the risk of termination at the option of the contracting agency and potential disclosure of our confidential information to third parties. Under the Freedom of Information Act, any documents that we have submitted to the government or to a contractor under a government funding arrangement may be subject to public disclosure which could compromise our intellectual property rights unless these documents are exempted as trade secrets or as confidential information, appropriately legended by us, and treated accordingly by such government agencies.

As a government contractor, we must comply with and are affected by federal government regulations relating to the formation, administration and performance of government contracts. These regulations will affect how we do business with our customers and may impose added costs on our business. Any failure to comply with applicable laws and regulations could result in contract termination, price or fee reductions or suspension or debarment from contracting with the federal government.

Federal government agencies routinely audit government contracts. These agencies review a contractor’s performance on its contract, pricing practices, cost structure and compliance with applicable laws, regulations and standards. These audits may occur several years after completion of the audited work. An audit could result in a substantial adjustment to our revenues because any costs found to be improperly allocated to a specific contract will not be reimbursed, while improper costs already reimbursed must be refunded. If a government audit uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or debarment from doing business with federal government agencies. In addition, our reputation could be harmed if allegations of impropriety were made against us.

We may be unable to manage rapid growth effectively.

We expect to expand our manufacturing capabilities, accelerate the commercialization of our products and enter a period of growth, all of which will place a significant strain on our senior management team and our financial and other resources. Our proposed expansion will expose us to increased competition, greater overhead, marketing and support costs and other risks associated with the commercialization of a new product. Our ability to manage our growth effectively will require us to continue to improve our operations and our financial and management information systems and to train, motivate and manage our employees. Difficulties in effectively managing the budgeting, forecasting and other process control issues presented by such a rapid expansion could harm our business, prospects, results of operations and financial condition.

Our stock price has been and could remain volatile.

The market price of our common stock has historically experienced and may continue to experience significant volatility. Our progress in developing and commercializing our products, our quarterly operating results, announcements of new products by us or our competitors, our perceived prospects, changes in securities analysts’ recommendations or earnings estimates, changes in general conditions in the economy or the financial markets, adverse events related to our strategic relationships and other developments affecting us or our competitors could cause the market price of our common stock to fluctuate substantially. In addition, in recent years, the stock market, and in particular the market for technology-related stocks, has experienced significant price and volume fluctuations. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the price of our common stock. In addition, we may be subject to additional securities class action litigation as a result of volatility in the price of our common stock, which could result in substantial costs and diversion of management’s attention and resources and could harm our stock price, business, prospects, results of operations and financial condition.

Credit market volatility and illiquidity may affect our ability to raise capital to finance our operations, plant expansion and growth.

The credit markets have experienced extreme volatility during the last year, and worldwide credit markets have remained illiquid despite injections of capital by the Federal government and foreign governments.  Despite the capital injections and government actions, banks and  other lenders, such as equipment leasing companies, have significantly increased credit requirements and reduced the amounts available to borrowers.  Companies with low credit ratings may not have access to the debt markets until liquidity improves, if at all.  If current credit market conditions do not improve, we may not be able to access debt or leasing markets to finance our plant expansion plans.

We may be unable to access the equity capital markets.

The equity markets have experienced significant and rapid declines in values during the last year, and institutional investors have experienced large losses. In addition, many mutual funds and hedge funds need to maintain high levels of liquidity to meet redemption demands.  As a result of the loss or restriction of funds for investment, the market for offerings of our stock may be limited.

Future sales of our common stock may adversely affect our common stock price.

If a large number of shares of our common stock is sold in the public market or if we issue a large number of shares in connection with future acquisitions or financings, particularly if we issue shares at a discount to the then current market price, the price of our common stock could decline significantly.

Our certificate of incorporation and Florida law could adversely affect our common stock price.

Provisions of our certificate of incorporation and Florida law could discourage potential acquisition proposals and could delay or prevent a change in control of us. These provisions could diminish the opportunities for a shareholder to participate in tender offers, including tender offers at a price above the then current market value of our common stock. These provisions may also inhibit fluctuations in the market price of our common stock that could result from takeover attempts. In addition, our board of directors, without further shareholder approval, may issue additional series of preferred stock that could have the effect of delaying, deterring or preventing a change in control. The issuance of additional series of preferred stock could also adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

Our principal shareholder has substantial control over our affairs.

Ener1 Group, Inc. beneficially owns a majority of our outstanding common stock. Two of Ener1 Group’s board members are also members of our board of directors.  Two of our senior executives, including the Chief Executive Officer and President, and two of our directors, are also executives of Ener1 Group. Ener1 Group has the ability to control virtually all matters submitted to a vote of the shareholders of Ener1, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, Ener1 Group, through its ability to elect a majority of the members of our Board of Directors, may dictate the management of our business and affairs. This concentration of ownership could have the effect of delaying, deferring or preventing a change in control or impeding a merger or consolidation, takeover or other business combination which other shareholders may view favorably.

USE OF PROCEEDS

We currently intend to use the net proceeds from the sale of the securities in primary offerings under this prospectus as working capital and for general corporate purposes, including the development, production and delivery of our products, the acquisition or license of additional technologies, products or businesses, and capital expenditures. We may set forth additional information concerning the use of proceeds from the sale of securities in a specific offering under this prospectus in a prospectus supplement. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes; as a result, our management will have broad discretion to allocate our net proceeds. We intend to invest funds representing net proceeds in investment-grade, interest-bearing instruments pending the expenditure of such proceeds.

We will not receive any proceeds from the sale of shares of common stock in secondary offerings by the selling shareholders; however, we will receive the aggregate exercise price applicable to the cash exercise of warrants. The selling shareholders will pay any underwriting or broker discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred in disposing of shares of common stock in secondary offerings. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and accountants.

SECURITIES WE MAY OFFER

We may offer from time to time under this prospectus shares of our common stock and preferred stock, various series of debt securities, securities convertible into such stock or securities and/or warrants to purchase any of such securities, either individually or in one or more combinations as units, with a total value of up to $100,000,000 at prices and on terms to be determined at the time of any offering.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe specific amounts, prices, types, and terms of the securities. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add or modify information contained in this prospectus or in documents we have incorporated by reference.

This prospectus may not be used to consummate a sale of securities (other than the shares of common stock offered by selling shareholders) unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. In the event we offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement the names of those agents or underwriters, applicable fees, discounts and commissions to be paid to them, details regarding over-allotment options, if any, and the net proceeds to us.

CAPITAL STOCK

Our authorized capital stock consists of 175,714,286 shares of common stock, $0.01 par value, and 5,000,000 shares of preferred stock, $0.01 par value. As of December 31, 2008, there were 113,050,235 shares of our common stock outstanding and no shares of preferred stock outstanding.

 COMMON STOCK

We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. The holders of our common stock do not have cumulative voting rights in the election of directors. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive dividends pro-rata as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.  The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any preferred stock that we may designate and issue in the future.

PREFERRED STOCK

Pursuant to our articles of incorporation, we may designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, voting powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before we issue that series of preferred stock. We urge you to read the complete certificate of designation, together with the applicable prospectus supplements and any related free writing prospectuses that we may provide under this prospectus.

The designations, voting powers, preferences and rights of the preferred stock of each series may include, without limitation:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction, remarketing or a sinking fund;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	any voting rights;

•	any preemptive rights;

•	any restrictions on assignment, sale or other transfer;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•
any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt.  Such debt securities may be convertible.  We will enter into an indenture qualified under the Trust Indenture Act of 1939, as and to the extent required by applicable law, with respect to each issuance of debt securities. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. In the event of a conflict between the terms provided in this prospectus and the prospectus supplement, the terms of the prospectus supplement will govern.

The following summaries of material provisions of the debt securities are subject to, and qualified in their entirety by, all of the provisions of the indenture applicable to the applicable debt securities. References to ‘indenture’ include any related supplemental indentures. We urge you to read the complete indenture related to the debt securities, together with the applicable prospectus supplements and any related free writing prospectuses that we may provide under this prospectus.

General Terms. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including, without limitation:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the maturity date;

•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•
the annual interest rate or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on sale, assignment or other transfer, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with shareholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the applicability of the provisions in the indenture on discharge;

•
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Consolidation, Merger or Sale. The prospectus supplement will describe any covenant in the indenture that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. Typically, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Modification of Indenture; Waiver. We and the indenture trustee may change an indenture without the consent of any holders with respect to specific matters, including, without limitation:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Consolidation, Merger or Sale;”

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•
to add, remove or modify the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to provide for the appointment by a successor trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

•
to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the indenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement, we and the indenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge. An indenture may provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the indenture trustee;

•	compensate and indemnify the indenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the indenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer. We will issue the debt securities only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” below for a further description of the terms relating to any book-entry securities.

At the holder’s option, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of debt securities may present such securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar and any transfer agent that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Indenture Trustee. The indenture trustee undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the indenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the indenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents. Unless indicated in the applicable prospectus supplement, we will make interest payments on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless otherwise indicated in the applicable prospectus supplement, we will designate the corporate trust office of the indenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law. The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York and, to the extent that the Trust Indenture Act of 1939 is applicable, U.S. federal law.

WARRANTS

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement.  In the event of a conflict between the terms provided in this prospectus and the prospectus supplement, the terms of the prospectus supplement will govern.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular warrants we are offering before the issuance of such warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by, the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General. We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including voting and dividend rights.

Exercise of Warrants. Each warrant will entitle the holder to purchase the securities specified in the applicable prospectus supplement at the exercise price described therein. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.  The prospectus supplement will set forth the mechanics of the exercise for such warrants.

Governing Law. Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

UNITS

We may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. While the terms summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below, in which case, the terms of the prospectus supplement will govern.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the units we are offering, and any supplemental agreements, before the issuance of such units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by, the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General. Each unit will be issued so that the unit holder is also the holder of each security included in the unit. Thus, the unit holder will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,”  “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series. We may issue units in such amounts and in such series as we determine.

Enforceability of Rights by Holders of Units. Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any unit holder. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders. We may issue securities in book-entry form only. This means that securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers, and not under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders. We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account the investor maintains at that institution.

For securities held in street name, we will recognize only the intermediary financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners as provided in customer agreements or applicable legal requirements. Investors who hold securities in street name will be indirect holders.

Legal Holders. Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means, regardless of investor choice.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities.

Special Considerations For Indirect Holders. If you hold securities through a financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holder’s consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities. A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities. The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•
an investor cannot cause the securities to be registered in the investor’s name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to the investor’s own bank or broker for payments on the securities and protection of the investor’s legal rights relating to the securities, as described above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge the investor’s interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•
we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated. In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless listed or provided otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

When a global security terminates, the depositary is solely responsible for deciding the names of the institutions that will be the initial direct holders.

COMMON STOCK OFFERED BY THE SELLING SHAREHOLDERS

The shares of common stock covered by this prospectus may be offered and sold from time to time by the selling shareholders. The following table sets forth information as of December 31, 2008 with respect to the number of shares of common stock beneficially owned by the selling shareholders and as adjusted to give effect to the sale of the shares offered by the selling shareholders under this prospectus. As used in this prospectus, "selling shareholders" will refer to the selling shareholders along with any pledgees, assignees, donees, transferees or successors in interest.

The number of shares in the column labeled “Number of Shares Being Offered” represents all of the shares that the selling shareholders may offer under this prospectus. The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered for their accounts. The table assumes that the selling shareholders sell all of the shares offered by them under this prospectus. We are unable to determine the exact number of shares that actually will be sold. We do not know how long the selling shareholders will hold the shares before selling them.  We currently have an agreement with the selling shareholders to maintain the effectiveness of this registration statement for up to two years.

The amount and percentage of common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days.

	Shares of Common Stock Beneficially Owned Before the Offering			Shares Being Offered	Shares of Common Stock Beneficially Owned After Offering
Name	Number	Percentage			Number	Percentage

Alpha Class Investments Limited, c/o TVG Capital Partners Limited, 16th Floor, No. 8 Queen’s Road Central, Hong Kong	7,560,000	6.5	%(1)	7,560,000	-	0.0%

Woongjin Chemical Co., Ltd.: ASPO Building, 254-8 Gongdeok-dong, Mapo-gu, Seoul, Korea	237,500	*	(2)	237,500	-	0.0%

Shinhan Bank: 120 2-ga, Taepyung-ro, Jung-gu, Seoul, Korea	59,375	*	(3)	59,375	-	0.0%

KDB Capital Co.: 16 Yoido-dong, Youngdeungpo-gu, Seoul, Korea	29,687	*	(4)	29,687	-	0.0%

IBK Capital Corporation: 702-22 Yeoksam-dong, Gangnam-gu, Seoul, Korea	29,687	*	(5)	29,687	-	0.0%

MIC 2001-5 KTAC Investment Partnership No. 4, c/o Aju IB Investment Corporation, General Partner, 20th Floor, Glass Tower Building, 946-1, Daechi-dong, Gangnam-gu, Seoul, Korea	29,687	*	(6)	29,687	-	0.0%

*  less than 1 percent

Notes on following page.

Notes to selling shareholder table:

(1)
Varun Bery, Managing Director of TVG Capital Partners Limited, has discretionary authority to vote over and dispose of the shares held by the selling shareholder and offered pursuant to this prospectus. The shares beneficially owned by the selling shareholder and offered pursuant to this prospectus include 2,560,000 shares that are issuable upon the exercise of warrants.

(2)
Mr. Kwang-Up Park, Representative Director of Woongjin Chemical Co. Ltd, has discretionary authority to vote over and dispose of the shares held by the selling shareholder and offered pursuant to this prospectus.

(3)	Mr. Sang-Hoon Shin, Representative Director of Shinhan Bank, has discretionary authority to vote over and dispose of the shares held by the selling shareholder and offered pursuant to this prospectus.

(4)
Mr. Chi-Yong Noh, Representative Director of  KDB Capital Co., has discretionary authority to vote over and dispose of the shares held by the selling shareholder and offered pursuant to this prospectus.

(5)
Mr. Byung-Taek Hyun, Representative DirectorI of BK Capital Corporation, has discretionary authority to vote over and dispose of the shares held by the selling shareholder and offered pursuant to this prospectus.

(6)
Mr. Jeong-Kyu Yang, Representative Director of Aju IB Investment Corporation, General Partner of MIC 2001-5 KTAC Investment Partnership No. 4, has discretionary authority to vote over and dispose of the shares held by the selling shareholder and offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

Securities Offered in a Primary Offering

We may sell securities under this prospectus in one or more of the following ways from time to time through agents, to or through underwriters, through dealers, directly to purchasers or through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

• a fixed price or prices, which may be changed;

• prices related to prevailing market prices;

• negotiated prices; or

• a combination of these pricing methods.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

We will set forth in a prospectus supplement the terms of the offering of our securities, including:

 • the name or names of any agents, underwriters or dealers;

 • the purchase price of our securities being offered and the proceeds we will receive from the sale;

 • any over-allotment options under which underwriters may purchase additional securities from us;

 • any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;

 • the public offering price;

 • any discounts or concessions allowed or reallowed or paid to dealers; and

 • any securities exchanges on which such securities may be listed.

If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

 • negotiated transactions;

 • at fixed public offering prices; or

 • at varying prices determined by the underwriters at the time of sale.

In addition, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all of the offered securities of a series if any are purchased.

We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

If a dealer is utilized in the sales of offered securities, we will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement. We may directly solicit offers to purchase offered securities and sell offered securities directly to institutional investors or others with respect to any resale of the offered securities. The terms of any of these sales will be described in the applicable prospectus supplement.

Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise by one or more remarketing firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the offered securities remarketed by them.

Agents, underwriters, dealers and remarketing firms may be entitled, under agreements entered into with us, to indemnification by us against specified civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

We may authorize underwriters or other persons acting as our agents to solicit offers by specified institutions to purchase offered securities from us pursuant to contracts providing for payments and delivery on a future date, which will be set forth in the applicable prospectus supplement. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business for which they have received or will continue to receive customary compensation.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which, as of the date of this prospectus, is traded on the Nasdaq Stock Market. We may elect to list any other class or series of securities on any exchange and, in the case of our common stock, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the offered securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us, if any, in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Stock Market or otherwise and, if commenced, may be discontinued at any time.

Common Stock Offered by the Selling Shareholders

Certain shares of common stock covered by this prospectus may be offered and sold from time to time by the selling shareholders. The term “selling shareholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling shareholders may offer and sell the shares of common stock covered by this prospectus from time to time on any stock exchange on which the shares are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale, and we cannot assure you that the selling shareholders will sell all or any portion of the shares offered hereby. We will not receive any proceeds from the sale of shares of common stock by the selling shareholders.

The selling shareholders may offer and sell the shares of common stock covered by this prospectus by one or more of the following methods, including, without limitation:

 • block trades in which a broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

 • purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

 • ordinary brokerage transactions and transactions in which the broker solicits purchases;

 • “at the market” transactions to or through market makers or into an existing market for our common stock;

 • in privately negotiated transactions;

 • through short sales;

 • in options, swaps or other derivative transactions that may or may not be listed on an exchange;

 • one or more underwritten offerings on a firm commitment or best efforts basis; or

 • any combination of the above.

The selling shareholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals or as agents of the selling shareholders. Broker-dealers may agree with the selling shareholders to sell a specified number of the shares of common stock at a stipulated price per share. If a broker-dealer is unable to sell shares of common stock acting as agent for the selling shareholders, it may purchase as principal any unsold shares of common stock at the stipulated price. Broker-dealers who acquire shares of common stock as principals may thereafter resell the shares of common stock from time to time in transactions in any stock exchange on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

Any underwriters, dealers, brokers or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the selling shareholders and/or purchasers of the selling shareholders’ shares, for whom they may act, which compensation as to a particular broker-dealer might be in excess of customary commissions.

Any brokers, dealers or agents that participate in the distribution of the shares of common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares of common stock sold by them may be deemed to be underwriting discounts and commissions.

The selling shareholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling shareholders, including, without limitation, in connection with distributions of the shares of common stock by those broker-dealers. The selling shareholders may enter into option or other transactions with broker-dealers that involve the delivery of the shares of common stock offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

The selling shareholders and other persons participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other person.

The selling shareholders may also sell the shares in accordance with Rule 144 under the Securities Act rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus.

We will make copies of this prospectus available to the selling shareholders and any of their successors in interest for purposes of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

Pursuant to registration rights agreements with the selling shareholders, we have agreed to indemnify in certain circumstances the selling shareholders against certain liabilities, including certain liabilities under the Securities Act. The selling shareholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The selling shareholders may indemnify any underwriter or broker-dealer that participates in transactions involving the sale of common stock against certain liabilities, including liabilities arising under the Securities Act.

In order to comply with the securities laws of some states, if applicable, the shares of common stock offered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Roetzel & Andress, P.A. will deliver an opinion as to the validity of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus have been audited by Malone & Bailey, PC, independent registered public accountants. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The audited historical financial statements of Enertech International, Inc. included in Exhibit 99.1 of Ener1, Inc.’s Current Report on Form 8-K/A dated December 31, 2008 have been so incorporated in reliance on the report of Samil PricewaterhouseCoopers, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.  Samil PricewaterhouseCoopers is the Korean member firm of PricewaterhouseCoopers. PricewaterhouseCoopers refers to the network of member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may inspect and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can view our electronically filed reports, proxy statements and other information at the SEC’s web site, www.sec.gov, or our website, www.ener1.com. Information included on our web site is not part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement the Company filed with the SEC. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s web site. The registration statement contains more information than this prospectus regarding us and our securities, including exhibits and schedules.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important business, financial and other information to you in this prospectus by referring you to documents containing this information. The information incorporated by reference is deemed to be a part of this prospectus. We incorporate by reference into this prospectus the documents listed below and any documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (which filed documents do not include any portion thereof not deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section):

•	The Company’s Annual Report on Form 10−KSB for the fiscal year ended December 31, 2007 filed with the SEC on March 12, 2008;

•
The description of Registrant’s Common Stock contained in Registrant’s Registration Statement on Form SB-2A filed with the SEC on September 11, 2007 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purposes of updating such description; and

•	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the above referred to annual report.

All documents that we file after the date of this prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed incorporated by reference into this prospectus. The reports and other documents that we file after the date of this prospectus will update, supplement and supersede the information in this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

We will provide you with a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus at no cost to you upon written or oral request to:

Ener1, Inc.
1540 Broadway, Suite 25C
New York, BY 10036
Attention: Gerard Herlihy
Chief Financial Officer
Telephone: (212) 920-3500

$60,000,000

Common Stock

Prospectus Supplement

Jefferies & Company, Inc.

January 25, 2010